Atlassian Announces Third Quarter Fiscal Year 2025 Results
Revenue of $1,357 million, up 14% year-over-year
Subscription revenue of $1,273 million, up 19% year-over-year
GAAP operating margin of (1)% and non-GAAP operating margin of 26%
Cash flow from operations of $653 million and free cash flow of $638 million
Team Anywhere/San Francisco (May 1, 2025) — Atlassian Corporation (NASDAQ: TEAM), a leading provider of team collaboration and productivity software, today announced financial results for its third quarter ended March 31, 2025. A shareholder letter was posted on Atlassian’s Work Life blog at http://atlassian.com/blog/announcements/shareholder-letter-q3fy25 and in the Investor Relations section of Atlassian’s website at https://investors.atlassian.com.
Third Quarter Fiscal Year 2025 Earnings Results
“I am filled with immense pride as I reflect on Team ’25 and our customers’ and partners’ reactions to our relentless focus on innovation,” said Mike Cannon-Brookes, Atlassian’s CEO and co-Founder. “Our long-term investments in building a world-class Cloud platform have enabled us to advance the Atlassian System of Work and bring Rovo’s powerful AI capabilities to the center. Our vision for the future of human-AI collaboration is resonating deeply with customers, and we are more excited than ever to execute on our mission of unleashing the potential of every team.”
“We delivered total revenue of $1.4 billion in the quarter, driven by Cloud revenue growth of 25% year-over-year,” said Joe Binz, Atlassian’s CFO. “We remain committed to balancing operational discipline with continued focused investment in key strategic areas like enterprise, AI, and the Atlassian System of Work to drive future growth.”
Third Quarter Fiscal Year 2025 Financial Highlights:
On a GAAP basis, Atlassian reported:
•Revenue: Total revenue was $1,356.7 million for the third quarter of fiscal year 2025, up 14% from $1,189.1 million for the third quarter of fiscal year 2024.
•Operating Income (Loss) and Operating Margin: Operating loss was $12.5 million for the third quarter of fiscal year 2025, compared with operating income of $17.8 million for the third quarter of fiscal year 2024. Operating margin was (1%) for the third quarter of fiscal year 2025, compared with 1% for the third quarter of fiscal year 2024.
•Net Income (Loss) and Net Income (Loss) Per Diluted Share: Net loss was $70.8 million for the third quarter of fiscal year 2025, compared with net income of $12.8 million for the third quarter of fiscal year 2024. Net loss per diluted share was $0.27 for the third quarter of fiscal year 2025, compared with net income per diluted share of $0.05 for the third quarter of fiscal year 2024.
•Balance Sheet: Cash and cash equivalents plus marketable securities at the end of the third quarter of fiscal year 2025 totaled $3.0 billion.
On a non-GAAP basis, Atlassian reported:
•Operating Income and Operating Margin: Operating income was $348.3 million for the third quarter of fiscal year 2025, compared with operating income of $316.5 million for the third quarter of fiscal year 2024. Operating margin was 26% for the third quarter of fiscal year 2025, compared with 27% for the third quarter of fiscal year 2024.
•Net Income and Net Income Per Diluted Share: Net income was $261.5 million for the third quarter of fiscal year 2025, compared with net income of $232.5 million for the third quarter of fiscal year 2024. Net income per diluted share was $0.97 for the third quarter of fiscal year 2025, compared with net income per diluted share of $0.89 for the third quarter of fiscal year 2024.
•Free Cash Flow: Cash flow from operations was $652.7 million and free cash flow was $638.3 million for the third quarter of fiscal year 2025. Free cash flow margin for the third quarter of fiscal year 2025 was 47%.

A reconciliation of GAAP to non-GAAP financial measures has been provided in the financial statement tables included in this press release. An explanation of these measures is also included below, under the heading “About Non-GAAP Financial Measures.”
Recent Business Highlights:
•Atlassian Team ‘25: Thousands of customers and partners traveled to Anaheim to witness the latest product announcements and innovations including:
◦Rovo for All: Atlassian announced that its AI solution, Rovo, is now included in all premium and enterprise editions for Jira, Confluence, and Jira Service Management, with standard edition soon to follow. This move brings advanced AI-powered enterprise search, chat, and agents to the center of the Atlassian Platform.
◦Teamwork Collection: Atlassian announced Teamwork Collection, a curated selection of apps - Jira, Confluence, and Loom - alongside Rovo agents powered by the Atlassian Cloud Platform - that helps technical and business teams break down silos, use AI more effectively, and reduce context switching.
◦Strategy Collection: Atlassian announced Strategy Collection, an Enterprise Strategy and Planning solution that brings three apps - Focus, Talent, and Jira Align - together to provide leaders a clear view of the most important priorities and ensures their teams are driving towards the highest value outcomes.
◦Customer Service Management: Atlassian announced its Customer Service Management app, a new AI-powered app designed to connect support, product, development, and operations teams to deliver high-velocity customer service.
◦Expanded Cloud Offerings: Atlassian announced two new offerings: Government Cloud and Isolated Cloud. Atlassian achieved FedRAMP® authorization at the Moderate level for its Government Cloud to enable U.S. government agencies and their industry partners to take advantage of the capabilities of the Atlassian Cloud Platform. Atlassian also announced Isolated Cloud, an Atlassian-managed virtual private cloud option for organizations that need a dedicated cloud environment.
Learn more about these announcements at https://www.atlassian.com/blog/product-news.
•Atlassian Williams Racing: Atlassian announced a long-term partnership to be the official title and technology partner of Williams Racing, a storied Formula 1 franchise. This partnership will bring Atlassian’s AI-powered collaboration software to the track in front of customers and millions of fans, as it helps Williams Racing accelerate its digital transformation through the power of the Atlassian System of Work.
•Customers with >$10,000 in Cloud ARR: Atlassian ended its third quarter of fiscal year 2025 with 50,715 customers with greater than $10,000 in Cloud annualized recurring revenue (Cloud ARR), an increase of 14% year-over-year.
•Recognized on Fortune’s List of 100 Best Companies to Work For® 2025: Atlassian was recognized, for the seventh consecutive year, as one of Fortune’s 100 Best Companies to Work For®. This achievement reflects the commitment, dedication, and collaborative nature of all Atlassians who carry this remarkable culture.
•Board of Directors Update: Atlassian appointed Karen Dykstra to its Board of Directors. Karen is the former Chief Financial Officer at VMware, Inc., AOL Inc., and Automatic Data Processing, Inc., and currently sits on the board of directors at Gartner Inc. and Arm Holdings PLC. Karen brings more than 30 years of financial leadership and strong operational experience across many diverse industries, which will be invaluable in supporting Atlassian as it continues to expand its enterprise capabilities.

Financial Targets:
Atlassian is providing its financial targets as follows:
Fourth Quarter Fiscal Year 2025:
•Total revenue is expected to be in the range of $1,349 million to $1,359 million.
•Cloud revenue growth year-over-year is expected to be approximately 23.0%.
•Data Center revenue growth year-over-year is expected to be approximately 16.5%.
•Marketplace and other revenue growth year-over-year is expected to be approximately flat.
•Gross margin is expected to be approximately 82.5% on a GAAP basis and approximately 84.5% on a non-GAAP basis.
•Operating margin is expected to be approximately (5.0%) on a GAAP basis and approximately 22.0% on a non-GAAP basis.
For additional commentary regarding financial targets, please see Atlassian’s third quarter fiscal year 2025 shareholder letter dated May 1, 2025.
With respect to Atlassian’s expectations under “Financial Targets” above, a reconciliation of GAAP to non-GAAP gross margin and operating margin has been provided in the financial statement tables included in this press release.
Shareholder Letter and Webcast Details:
A detailed shareholder letter is available on Atlassian’s Work Life blog at https://atlassian.com/blog/announcements/shareholder-letter-q3fy25, and the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Atlassian will host a webcast to answer questions today:
•When: Thursday, May 1, 2025 at 2:00 p.m. Pacific Time (5:00 p.m. Eastern Time).
•Webcast: A live webcast of the call can be accessed from the Investor Relations section of Atlassian’s website at https://investors.atlassian.com. Following the call, a replay will be available on the same website.
Atlassian has used, and will continue to use, its Investor Relations website at https://investors.atlassian.com as a means of making material information public and for complying with its disclosure obligations.
About Atlassian
Atlassian unleashes the potential of every team. A recognized leader in software development, work management, and enterprise service management software, Atlassian enables enterprises to connect their business and technology teams with an AI-powered system of work that unlocks productivity at scale. Atlassian’s collaboration software powers over 80% of the Fortune 500 and 300,000+ customers worldwide - including NASA, Rivian, Deutsche Bank, United Airlines, and Bosch - who rely on our solutions to drive work forward.
Investor Relations Contact
Martin Lam
IR@atlassian.com
Media Contact
Marie-Claire Maple
press@atlassian.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, which statements involve substantial risks and uncertainties. In some cases, you can identify these statements by forward-looking words such as “may,” “will,” “expect,” “believe,” “anticipate,” “intend,” “could,” “should,” “estimate,” “further,” or “continue,” and similar expressions or variations, but these words are not the exclusive means for identifying such statements. All statements other than statements of historical fact could be deemed forward looking, including but not limited to risks and uncertainties related to statements about our platform, offerings and planned offerings, investments, System of Work, AI solutions, customers, strategic partnerships, leadership transitions, strategic priorities, anticipated growth, outlook and results, and our financial targets such as total revenue, Cloud, Data Center, and Marketplace and other revenue, and GAAP and non-GAAP financial measures including gross margin and operating margin.

We undertake no obligation to update any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.
The achievement or success of the matters covered by such forward-looking statements involves known and unknown risks, uncertainties and assumptions. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. You should not rely upon forward-looking statements as predictions of future events. Forward-looking statements represent our management’s beliefs and assumptions only as of the date such statements are made.
Further information on these and other factors that could affect our financial results is included in filings we make with the Securities and Exchange Commission (the “SEC”) from time to time, including the section titled “Risk Factors” in our most recently filed Forms 10-K and 10-Q. These documents are available on the SEC Filings section of the Investor Relations section of our website at https://investors.atlassian.com.
About Non-GAAP Financial Measures
In addition to the measures presented in our condensed consolidated financial statements, we regularly review other measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”), defined as non-GAAP financial measures by the SEC, to evaluate our business, measure our performance, identify trends, prepare financial forecasts and make strategic decisions. The key measures we consider are non-GAAP gross profit, non-GAAP gross margin, non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow (collectively, the “Non-GAAP Financial Measures”). These Non-GAAP Financial Measures, which may be different from similarly titled non-GAAP measures used by other companies, provide supplemental information regarding our operating performance on a non-GAAP basis that excludes certain gains, losses and charges of a non-cash nature or that occur relatively infrequently and/or that management considers to be unrelated to our core operations. Management believes that tracking and presenting these Non-GAAP Financial Measures provides management, our board of directors, investors and the analyst community with the ability to better evaluate matters such as: our ongoing core operations, including comparisons between periods and against other companies in our industry; our ability to generate cash to service our debt and fund our operations; and the underlying business trends that are affecting our performance.
Our Non-GAAP Financial Measures include:
•Non-GAAP gross profit and non-GAAP gross margin. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP operating income and non-GAAP operating margin. Excludes expenses related to stock-based compensation and amortization of acquired intangible assets.
•Non-GAAP net income and non-GAAP net income per diluted share. Excludes expenses related to stock-based compensation, amortization of acquired intangible assets, gain on a non-cash sale of a controlling interest of a subsidiary and the related income tax adjustments.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities less capital expenditures, which consists of purchases of property and equipment.
We understand that although these Non-GAAP Financial Measures are frequently used by investors and the analyst community in their evaluation of our financial performance, these measures have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. We compensate for such limitations by reconciling these Non-GAAP Financial Measures to the most comparable GAAP financial measures. We encourage you to review the tables in this press release titled “Reconciliation of GAAP to Non-GAAP Results” and “Reconciliation of GAAP to Non-GAAP Financial Targets” that present such reconciliations.
Customers with >$10,000 in Cloud ARR
We define the number of customers with Cloud ARR greater than $10,000 at the end of any particular period as the number of organizations with unique domains with an active Cloud subscription for two or more seats and greater than $10,000 in Cloud ARR.
We define Cloud ARR as the annualized recurring revenue run-rate of Cloud subscription agreements at a point in time. We calculate Cloud ARR by taking the Cloud monthly recurring revenue (“Cloud MRR”) run-rate and multiplying it by 12. Cloud MRR for each month is calculated by aggregating monthly recurring revenue from committed contractual amounts at a point in time. Cloud ARR and Cloud MRR should be viewed independently of revenue and do not represent our revenue under GAAP, as they are operational metrics that can be affected by contract start and end dates and renewal rates.

Atlassian Corporation
Condensed Consolidated Statements of Operations
(U.S. $ and shares in thousands, except per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Revenues:
Subscription	$1,272,876	$1,071,355	$3,618,072	$2,855,518
Other	83,840	117,773	212,888	371,495
Total revenues	1,356,716	1,189,128	3,830,960	3,227,013
Cost of revenues (1) (2)	219,675	213,425	660,426	585,990
Gross profit	1,137,041	975,703	3,170,534	2,641,023
Operating expenses:
Research and development (1) (2)	685,320	576,490	1,968,634	1,595,007
Marketing and sales (1) (2)	295,832	223,814	820,119	637,894
General and administrative (1)	168,345	157,595	483,694	458,249
Total operating expenses	1,149,497	957,899	3,272,447	2,691,150
Operating income (loss)	(12,456)	17,804	(101,913)	(50,127)
Other expense, net	(14,861)	(10,990)	(42,292)	(23,964)
Interest income	27,767	21,414	81,917	69,233
Interest expense	(7,804)	(8,453)	(22,413)	(26,430)
Income (loss) before income taxes	(7,354)	19,775	(84,701)	(31,288)
Provision for income taxes	(63,453)	(7,023)	(148,083)	(72,312)
Net income (loss)	$(70,807)	$12,752	$(232,784)	$(103,600)
Net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	$(0.27)	$0.05	$(0.89)	$(0.40)
Diluted	$(0.27)	$0.05	$(0.89)	$(0.40)
Weighted-average shares used in computing net income (loss) per share attributable to Class A and Class B common stockholders:
Basic	262,671	259,717	261,423	258,738
Diluted	262,671	261,778	261,423	258,738
(1)Amounts include stock-based compensation as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Cost of revenues	$20,980	$17,840	$62,225	$53,874
Research and development	240,847	190,322	694,570	528,587
Marketing and sales	43,071	33,383	122,323	103,832
General and administrative	41,944	40,974	132,600	121,652
(2)Amounts include amortization of acquired intangible assets, as follows:

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Cost of revenues	$10,131	$12,454	$30,377	$25,282
Research and development	94	94	281	281
Marketing and sales	3,672	3,646	11,017	8,723

Atlassian Corporation
Condensed Consolidated Balance Sheets
(U.S. $ in thousands)
(unaudited)

	March 31, 2025	June 30, 2024
Assets
Current assets:
Cash and cash equivalents	$2,660,859	$2,176,930
Marketable securities	313,592	161,973
Accounts receivable, net	642,036	628,049
Prepaid expenses and other current assets	158,728	109,312
Total current assets	3,775,215	3,076,264
Non-current assets:
Property and equipment, net	93,003	86,315
Operating lease right-of-use assets	164,322	172,468
Strategic investments	217,304	223,221
Intangible assets, net	258,682	299,057
Goodwill	1,292,942	1,288,756
Deferred tax assets	5,515	3,934
Other non-current assets	76,733	62,118
Total assets	$5,883,716	$5,212,133
Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$192,915	$177,545
Accrued expenses and other current liabilities	661,036	577,359
Deferred revenue, current portion	2,092,287	1,806,269
Operating lease liabilities, current portion	44,645	48,953
Total current liabilities	2,990,883	2,610,126
Non-current liabilities:
Deferred revenue, net of current portion	275,916	308,467
Operating lease liabilities, net of current portion	198,723	214,474
Long-term debt	987,232	985,911
Deferred tax liabilities	20,433	20,387
Other non-current liabilities	41,607	39,917
Total liabilities	4,514,794	4,179,282
Stockholders’ equity
Common stock	3	3
Additional paid-in capital	5,223,786	4,212,064
Accumulated other comprehensive income (loss)	(26,355)	25,300
Accumulated deficit	(3,828,512)	(3,204,516)
Total stockholders’ equity	1,368,922	1,032,851
Total liabilities and stockholders’ equity	$5,883,716	$5,212,133

Atlassian Corporation
Condensed Consolidated Statements of Cash Flows
(U.S. $ in thousands)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Cash flows from operating activities:
Net income (loss)	$(70,807)	$12,752	$(232,784)	$(103,600)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	23,178	23,464	69,154	55,560
Stock-based compensation	346,842	282,519	1,011,718	807,945
Deferred income taxes	1,746	3,207	(1,183)	(98)
Amortization of interest rate swap contracts	(6,337)	—	(20,357)	—
Net loss on strategic investments	6,643	4,060	24,546	11,750
Net foreign currency loss (gain)	(5,169)	(2,276)	(7,750)	142
Other	(264)	412	(241)	(680)
Changes in operating assets and liabilities, net of business combinations:
Accounts receivable, net	53,770	(119,819)	(13,955)	(166,494)
Prepaid expenses and other assets	(294)	(35,986)	(65,967)	(59,528)
Accounts payable	(93)	28,227	14,626	28,850
Accrued expenses and other liabilities	131,508	67,149	53,804	54,958
Deferred revenue	171,958	301,681	253,467	393,135
Net cash provided by operating activities	652,681	565,390	1,085,078	1,021,940
Cash flows from investing activities:
Business combinations, net of cash acquired	(994)	—	(5,969)	(844,727)
Purchases of property and equipment	(14,366)	(10,520)	(29,853)	(19,522)
Purchases of strategic investments	(1,100)	(4,250)	(26,650)	(8,250)
Purchases of marketable securities	(116,716)	(74,544)	(277,039)	(213,690)
Proceeds from maturities of marketable securities	53,584	63,000	125,212	79,150
Proceeds from sales of marketable securities and strategic investments	2,622	—	6,935	61,392
Net cash used in investing activities	(76,970)	(26,314)	(207,364)	(945,647)
Cash flows from financing activities:
Principal payments of term loan facility	—	(12,500)	—	(25,000)
Repurchases of Class A Common Stock	(134,305)	(35,377)	(387,156)	(203,029)
Other	—	—	(3,143)	—
Net cash used in financing activities	(134,305)	(47,877)	(390,299)	(228,029)
Effect of foreign exchange rate changes on cash, cash equivalents and restricted cash	1,783	(2,769)	(3,709)	(1,986)
Net increase (decrease) in cash, cash equivalents, and restricted cash	443,189	488,430	483,706	(153,722)
Cash, cash equivalents, and restricted cash at beginning of period	2,218,639	1,461,763	2,178,122	2,103,915
Cash, cash equivalents, and restricted cash at end of period	$2,661,828	$1,950,193	$2,661,828	$1,950,193

Atlassian Corporation
Revenues by Deployment Options
(U.S. $ in thousands)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Cloud	$880,429	$703,036	$2,519,697	$1,960,893
Data Center	388,516	364,134	1,086,391	881,835
Server	—	29,720	—	177,645
Marketplace and other (1)	87,771	92,238	224,872	206,640
Total revenues	$1,356,716	$1,189,128	$3,830,960	$3,227,013
(1) Included in Marketplace and other is premier support revenue. Premier support consists of subscription-based arrangements for a higher level of support across different deployment options. Premier support is recognized as Subscription revenue on the Condensed Consolidated Statements of Operations as the services are delivered over the term of the arrangement.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Results
(U.S. $ and shares in thousands, except percentage and per share data)
(unaudited)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2025	2024	2025	2024
Gross profit
GAAP gross profit	$1,137,041	$975,703	$3,170,534	$2,641,023
Plus: Stock-based compensation	20,980	17,840	62,225	53,874
Plus: Amortization of acquired intangible assets	10,131	12,454	30,377	25,282
Non-GAAP gross profit	$1,168,152	$1,005,997	$3,263,136	$2,720,179
Gross margin
GAAP gross margin	84%	82%	83%	82%
Plus: Stock-based compensation	2	2	2	1
Plus: Amortization of acquired intangible assets	—	1	—	1
Non-GAAP gross margin	86%	85%	85%	84%
Operating income
GAAP operating income (loss)	$(12,456)	$17,804	$(101,913)	$(50,127)
Plus: Stock-based compensation	346,842	282,519	1,011,718	807,945
Plus: Amortization of acquired intangible assets	13,897	16,194	41,675	34,286
Non-GAAP operating income	$348,283	$316,517	$951,480	$792,104
Operating margin
GAAP operating margin	(1%)	1%	(3%)	(2%)
Plus: Stock-based compensation	26	25	27	26
Plus: Amortization of acquired intangible assets	1	1	1	1
Non-GAAP operating margin	26%	27%	25%	25%
Net income
GAAP net income (loss)	$(70,807)	$12,752	$(232,784)	$(103,600)
Plus: Stock-based compensation	346,842	282,519	1,011,718	807,945
Plus: Amortization of acquired intangible assets	13,897	16,194	41,675	34,286
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	—	(1,378)
Less: Income tax adjustments (1)	(28,427)	(78,969)	(103,777)	(146,271)
Non-GAAP net income	$261,505	$232,496	$716,832	$590,982
Net income per share
GAAP net income (loss) per share - diluted	$(0.27)	$0.05	$(0.89)	$(0.40)
Plus: Stock-based compensation	1.29	1.08	3.82	3.11
Plus: Amortization of acquired intangible assets	0.05	0.06	0.16	0.13
Less: Gain on a non-cash sale of a controlling interest of a subsidiary	—	—	—	(0.01)
Less: Income tax adjustments (1)	(0.10)	(0.30)	(0.39)	(0.56)
Non-GAAP net income per share - diluted	$0.97	$0.89	$2.70	$2.27
Weighted-average diluted shares outstanding
Weighted-average shares used in computing diluted GAAP net income (loss) per share	262,671	261,778	261,423	258,738
Plus: Dilution from dilutive securities (2)	5,959	—	3,601	1,273
Weighted-average shares used in computing diluted non-GAAP net income per share	268,630	261,778	265,024	260,011
Free cash flow
GAAP net cash provided by operating activities	$652,681	$565,390	$1,085,078	$1,021,940
Less: Capital expenditures	(14,366)	(10,520)	(29,853)	(19,522)
Free cash flow	$638,315	$554,870	$1,055,225	$1,002,418
(1) We utilize a fixed long-term projected non-GAAP tax rate in our computation of the non-GAAP income tax adjustments in order to provide better consistency across interim reporting periods. In projecting this long-term non-GAAP tax rate, we utilized a three-year financial projection that excludes the direct and indirect income tax effects of the other non-GAAP adjustments reflected above. Additionally, we considered our current operating structure and other factors such as our existing tax positions in various jurisdictions and key legislation in major jurisdictions where we operate. For fiscal years 2025 and 2024, we determined the projected non-GAAP tax rate to be 26% and 27%, respectively. This fixed long-term projected non-GAAP tax rate eliminates the effects of non-recurring and period specific items which can vary in size and frequency. Examples of the non-recurring and period specific items include but are not limited to changes in the valuation allowance related to deferred tax assets, effects resulting from acquisitions, and unusual or infrequently occurring items. We will periodically re-evaluate this long-term rate, as necessary, for significant events. The rate could be subject to change for a variety of reasons, for example, significant changes in the geographic earnings mix or fundamental tax law changes in major jurisdictions where we operate.
(2) The effects of these dilutive securities were not included in the GAAP calculation of diluted net loss per share for the three and nine months ended March 31, 2025 and nine months ended March 31, 2024, because the effect would have been anti-dilutive.

Atlassian Corporation
Reconciliation of GAAP to Non-GAAP Financial Targets

Three Months Ending June 30, 2025
GAAP gross margin	82.5%
Plus: Stock-based compensation	1.5
Plus: Amortization of acquired intangible assets	0.5
Non-GAAP gross margin	84.5%

GAAP operating margin	(5.0%)
Plus: Stock-based compensation	26.0
Plus: Amortization of acquired intangible assets	1.0
Non-GAAP operating margin	22.0%